FOR IMMEDIATE RELEASE

Contacts:

INVESTORS                            MEDIA
Phelps Dodge                         Phelps Dodge
Thomas M. Foster                     Susan M. Suver
(602) 234-8139                       (602) 234-8003
Gregory W. Stevens
(602) 234-8166

Arthur Schmidt & Associates, Inc.    Sard Verbinnen & Co
Martin Zausner/Alan Weinstein/Joan   George Sard/David Reno/Debbie Miller
Harper                               (212) 687-8080
(212) 953-5555

           PHELPS DODGE SENDS LETTERS TO ASARCO AND CYPRUS AMAX BOARDS
          ------------------------------------------------------------

    PHOENIX, AZ, August 20, 1999 - Phelps Dodge Corporation (NYSE: PD) today sent the following letters to the Boards of Directors of Asarco Incorporated (NYSE:AR) and Cyprus Amax Minerals Company (NYSE: CYM):


Board of Directors of ASARCO Incorporated
c/o Mr. Francis R. McAllister
Chairman and Chief Executive Officer
ASARCO Incorporated
180 Maiden Lane
New York, NY 10038

Gentlemen:

        We are disappointed in your response to our proposed three-way combination of Asarco, Cyprus Amax and Phelps Dodge. As you know, we have on three recent occasions requested the opportunity to discuss our proposal, which we believe would be far superior to your shareholders than your proposed combination with Cyprus Amax.

        We are particularly disappointed that instead of accepting our previous requests to meet to discuss our proposal to acquire Asarco for a substantial premium, you chose today to announce unilaterally our interest in acquiring Asarco and Cyprus Amax and to reject our proposal in favor of your no-premium merger proposal with Cyprus Amax. This appears consistent with the manner in which you have chosen to treat your own shareholders by announcing just today, at the same time you first disclosed the terms of your July 15 merger agreement, that the record date for your shareholder vote on the no- premium merger with Cyprus Amax would be August 25. Since trades after today will settle after August 25, this effectively precluded any significant trading in the market on an informed basis before the determination of shareholders eligible to vote at your meeting.

        In light of your unilateral announcement, we have no other choice than to publicly announce our proposal to enter into a business combination with Asarco and Cyprus Amax, so that share owners of all three companies are fully informed.

Terms of our Proposal

        We propose a business combination of Phelps Dodge and Asarco pursuant to which all of the outstanding common stock of Asarco would be exchanged for Phelps Dodge common stock at an exchange ratio of 0.4098 Phelps Dodge common shares for each Asarco common share. We are also independently proposing to Cyprus Amax a business combination of Phelps Dodge and Cyprus Amax pursuant to which all of the outstanding common stock of Cyprus Amax would be exchanged for Phelps Dodge common stock at an exchange ratio of 0.3135 Phelps Dodge common shares for each Cyprus Amax common share. Based on share prices for the three companies' common shares before trading was halted this morning, these ratios imply a premium of approximately 30% for Asarco and a premium of approximately 29% for Cyprus Amax, while preserving the relative economics of the exchange ratio under your proposed combination with Cyprus Amax.

        Following the combination, we plan to continue the current $2.00 per share Phelps Dodge common dividend. This would result in a substantial dividend increase for Asarco shareholders to 4.1 times the dividend contemplated in your proposed merger with Cyprus Amax.

        Our proposed transaction would be tax-free for your shareholders. In addition, through their ownership of Phelps Dodge common stock, your shareholders would continue to participate in the ongoing value creation of the combined company. Although we prefer a transaction involving all three companies, we are prepared to enter into a negotiated business combination with either Asarco or Cyprus Amax, regardless of whether the other company is willing to proceed on a negotiated basis.

        We believe that consideration in the form of Phelps Dodge common stock should be particularly attractive to your shareholders. Over the past several years Phelps Dodge's stock price has significantly outperformed the stock prices of Asarco and Cyprus Amax. As a result of Phelps Dodge's higher dividend, the level of outperformance is even greater when viewed on the basis of the total return to shareholders assuming reinvestment of dividends. Over the past 10 years Phelps Dodge's total return has been 161% as compared to negative 20% and negative 26% for Asarco and Cyprus Amax, respectively. Similarly, over the past 15 years, Phelps Dodge's total return has been 1,024% as compared to 25% for Asarco and 102% for Cyprus Amax. We are very proud of this strong management and operational track record over a difficult copper environment.

The Combined Company

        We believe that our proposal presents a unique opportunity to create a large, resource-rich portfolio of lower-cost global copper assets with enhanced flexibility to deliver superior results in all business cycles. Our proposal would create a much stronger company than would your proposed merger with Cyprus Amax through:

        o the significantly stronger ability of the combined company, relative to the Asarco-Cyprus Amax combination, to integrate southwestern U.S. mining operations, administrative functions in the U.S., Chile and Peru, and worldwide exploration and development activities;

        o the financial strength of the combined company and ability to create a world class portfolio of cost-competitive mining assets;

        o a strong and deep management team, at both the operating and corporate levels, with strong credibility in the marketplace;

        o the ability to eliminate substantial overhead, exploration, purchasing and other expenses through the consolidation;

        o the tremendous operating leverage of the combined company, together with enough diversity in other businesses to mitigate cyclical downturns;

        o the immediate and substantial accretion to the cash flow of the combined company resulting from the transaction;

        o the significant accretion to earnings per share of the combined company beginning in the second year after closing, based on the current portfolio of the combined companies and analysts' estimates of copper prices of $0.80 to $0.85 per pound in 2001;

        o  the total current annual copper production of the combined company of
           3.8 billion pounds and attributable copper reserves of 80 billion pounds;

        o the increased ability of the combined company to compete for world-class projects;

        o  the ability of the combined company to reduce capital expenditures;

        o the strong, liquid balance sheet of the combined company, with excellent access to capital; and

        o the way all of these factors would build greater shareholder value, on an ongoing basis, for the shareholders of all three companies.

        Through the measures described above we estimate that in a three-way combination we could achieve approximately $200 million in annual cash cost savings, fully phased in by the end of the second year after closing of the transaction. In addition, we expect lower depreciation of approximately $65 million annually, bringing total estimated annual savings to approximately $265 million. These cost savings are based on public information and our expectation that we can deliver at least $75 million in incremental savings above the new cash synergy figure of $125 million that you have projected in the proposed Asarco-Cyprus Amax combination. This does not include any cost savings from the rationalization of high-cost production during periods of low copper prices.

        Following the combination, we would expect to operate all properties in accordance with Phelps Dodge's disciplined management approach. This means that each property would be run on a basis intended to earn in excess of the cost of capital over a full copper price cycle. We believe that Phelps Dodge's management team has the credibility to make the tough decisions necessary to rapidly integrate all three businesses and to create value for shareholders.

        A three-way combination, by creating a more efficient global competitor, would also benefit the employees and customers of all three companies. We have conducted an in-depth analysis of the three-way combination from a regulatory perspective and have concluded that it will be possible to obtain the necessary approvals on a timely basis.

        Our Board of Directors has authorized this proposal and we are resolutely committed to its consummation. We are confident that your shareholders will find our proposal to be a unique and compelling opportunity. We continue to prefer to proceed on a mutually satisfactory, negotiated basis but are prepared to pursue all other avenues should that be necessary. We are ready to meet with you or your management at any time.

Sincerely,

    /s/ D.C. Yearley                       /s/ J. Steven Whistler
-----------------------------------        -------------------------------------
    Chairman and                           President and
    Chief Executive Officer                Chief Operating Officer

Board of Directors of Cyprus Amax Minerals Company
c/o Milton H. Ward
Chairman, Chief Executive Officer and President
Cyprus Amax Minerals Company
9100 East Mineral Circle
Englewood, CO  80112

Ladies and Gentlemen:

            We are disappointed in your response to our proposed three-way combination of Cyprus Amax, Asarco and Phelps Dodge. As you know, we have on three recent occasions requested the opportunity to discuss our proposal, which we believe would be far superior to your shareholders than your proposed combination with Asarco.

            We are particularly disappointed that instead of accepting our previous requests to meet to discuss our proposal to acquire Cyprus Amax for a substantial premium, you chose today to announce unilaterally our interest in acquiring Cyprus Amax and Asarco and to reject our proposal in favor of your no-premium merger proposal with Asarco. This appears consistent with the manner in which you have chosen to treat your own shareholders by announcing just today, at the same time you first disclosed the terms of your July 15 merger agreement, that the record date for your shareholder vote on the no-premium merger with Asarco would be August 25. Since trades after today will settle after August 25, this effectively precluded any significant trading in the market on an informed basis before the determination of shareholders eligible to vote at your meeting.

            In light of your unilateral announcement, we have no other choice than to publicly announce our proposal to enter into a business combination with Cyprus Amax and Asarco, so that share owners of all three companies are fully informed.

Terms of our Proposal

            We propose a business combination of Phelps Dodge and Cyprus Amax pursuant to which all of the outstanding common stock of Cyprus Amax would be exchanged for Phelps Dodge common stock at an exchange ratio of
0.3135 Phelps Dodge common shares for each Cyprus Amax common share. We are also independently proposing to Asarco a business combination of Phelps Dodge and Asarco pursuant to which all of the outstanding common stock of Asarco would be exchanged for Phelps Dodge common stock at an exchange ratio of 0.4098 Phelps Dodge common shares for each Asarco common share. Based on share prices for the three companies' common shares before trading was halted this morning, these ratios imply a premium of approximately 29% for Cyprus Amax and a premium of approximately 30% for Asarco, while preserving the relative economics of the exchange ratio under your proposed combination with Asarco.

            Following the combination, we plan to continue the current $2.00 per share Phelps Dodge common dividend. This would result in a substantial dividend increase for Cyprus Amax shareholders to 4.1 times the dividend contemplated in your proposed merger with Asarco.

            Our proposed transaction would be tax-free for your shareholders. In addition, through their ownership of Phelps Dodge common stock, your shareholders would continue to participate in the ongoing value creation of the combined company. Although we prefer a transaction involving all three companies, we are prepared to enter into a negotiated business combination with either Cyprus Amax or Asarco, regardless of whether the other company is willing to proceed on a negotiated basis.

            We believe that consideration in the form of Phelps Dodge common stock should be particularly attractive to your shareholders. Over the past several years Phelps Dodge's stock price has significantly outperformed the stock prices of Cyprus Amax and Asarco. As a result of Phelps Dodge's higher dividend, the level of outperformance is even greater when viewed on the basis of the total return to shareholders assuming reinvestment of dividends. Over the past 10 years Phelps Dodge's total return has been 161% as compared to negative 26% and negative 20% for Cyprus Amax and Asarco, respectively. Similarly, over the past 15 years, Phelps Dodge's total return has been 1,024% as compared to 102% for Cyprus Amax and 25% for Asarco. We are very proud of this strong management and operational track record over a difficult copper environment.

The Combined Company

            We believe that our proposal presents a unique opportunity to create a large, resource-rich portfolio of lower-cost global copper assets with enhanced flexibility to deliver superior results in all business cycles. Our proposal would create a much stronger company than would your proposed merger with Asarco through:

        o the significantly stronger ability of the combined company, relative to the Cyprus Amax-Asarco combination, to integrate southwestern U.S. mining operations, administrative functions in the U.S., Chile and Peru, and worldwide exploration and development activities;

        o the financial strength of the combined company and ability to create a world class portfolio of cost-competitive mining assets;

        o a strong and deep management team, at both the operating and corporate levels, with strong credibility in the marketplace;

        o the ability to eliminate substantial overhead, exploration, purchasing and other expenses through the consolidation;

        o the tremendous operating leverage of the combined company, together with enough diversity in other businesses to mitigate cyclical downturns;

        o the immediate and substantial accretion to the cash flow of the combined company resulting from the transaction;

        o the significant accretion to earnings per share of the combined company beginning in the second year after closing, based on the current portfolio of the combined companies and analysts' estimates of copper prices of $0.80 to $0.85 per pound in 2001;

        o the total current annual copper production of the combined company of 3.8 billion pounds and attributable copper reserves of 80 billion pounds;

        o the increased ability of the combined company to compete for world-class projects;

        o the ability of the combined company to reduce capital expenditures;

        o the strong, liquid balance sheet of the combined company, with excellent access to capital; and

        o the way all of these factors would build greater shareholder value, on an ongoing basis, for the shareholders of all three companies.

            Through the measures described above we estimate that in a three-way combination we could achieve approximately $200 million in annual cash cost savings, fully phased in by the end of the second year after closing of the transaction. In addition, we expect lower depreciation of approximately $65 million annually, bringing total estimated annual savings to approximately $265 million. These cost savings are based on public information and our expectation that we can deliver at least $75 million in incremental savings above the new cash synergy figure of $125 million that you have projected in the proposed Cyprus Amax-Asarco combination. This does not include any cost savings from the rationalization of high-cost production during periods of low copper prices.

            Following the combination, we would expect to operate all properties in accordance with Phelps Dodge's disciplined management approach. This means that each property would be run on a basis intended to earn in excess of the cost of capital over a full copper price cycle. We believe that Phelps Dodge's management team has the credibility to make the tough decisions necessary to rapidly integrate all three businesses and to create value for shareholders.

            A three-way combination, by creating a more efficient global competitor, would also benefit the employees and customers of all three companies. We have conducted an in-depth analysis of the three-way combination from a regulatory perspective and have concluded that it will be possible to obtain the necessary approvals on a timely basis.

            Our Board of Directors has authorized this proposal and we are resolutely committed to its consummation. We are confident that your shareholders will find our proposal to be a unique and compelling opportunity. We continue to prefer to proceed on a mutually satisfactory, negotiated basis but are prepared to pursue all other avenues should that be necessary. We are ready to meet with you or your management at any time.



Sincerely,

/s/ D.C. Yearley                            /s/ J. Steven Whistler
---------------------------------           ------------------------------------
    Chairman and                                President and
    Chief Executive Officer                     Chief Operating Officer


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